GRASSANO ACOUNTING, PA
900 N FEDERAL HIGHWAY, SUITE 160
BOCA RATON, FL 33432
561-395-0330
561-395-2081

August 20, 2003
Securities & Exchange Commission
450 5th Street NW
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-KA dated August 20, 2003 for the event that occured June 11, 2003, filed by our former client, Optical Concepts of America, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.

Yours truly,

Date: August 20, 2003	By:	/s/ Grassano Accounting, PA
Grassano Accounting, PA